UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

OID Note

On April 10, 2026, the Company entered into a two-year promissory note with an accredited investor (the “Lender”) in the gross principal amount of $270,000 (the “Note”). An original issue discount of $40,500 and guaranteed interest of $40,500 was applied on the issuance date, resulting in net loan proceeds to the Company of $189,000. The Notes are required to be paid in one lump sum payment of $270,000 on or before April 6, 2028. In addition, on the 150th day after the issuance date of the Note, the Company shall pay the Lender a monitoring fee of $10,000.00.

Minor Default shall mean a specific type of default under the Note that occurs solely as a result of the Company’s failure to pay the monitoring fee when due, and such failure remains uncured for a period of thirty (30) calendar days following the due date. A Minor Default shall trigger acceleration of the Note, but the total amount due and payable shall be equal to one hundred five percent (105%) of the outstanding Principal amount of the Note, plus any accrued and unpaid Interest and fees, if any, as of the date of acceleration.

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company will be obligated to pay to the Lender, in full satisfaction of its obligations, an amount equal to 130% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) any amounts owed to the Lender pursuant to the conversion rights referenced below.

At any time after one hundred fifty days of the issuance date of the Note, upon five (5) business days’ written notice to Lender, the Company has the option of prepaying the outstanding principal amount of the Note, in whole or in part, by paying to the Lender a sum of money equal to one hundred thirty-five percent (135%) of the principal amount to be redeemed, together with any and all other sums due, accrued or payable to the Lender arising under the Note.

At any time after one hundred eighty days of the issuance date of the Note, the Company and the Lender may mutually agree to allow the Lender to convert the outstanding unpaid principal amount of the Note into restricted shares of Series D Convertible Preferred Stock of the Company at $7.50 per share (each share of Series D Convertible Preferred Stock in convertible into five shares of common stock). The Lender agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock into which the Series D Convertible Preferred Stock is convertible into. There are no warrants or other derivatives attached to the Note. The Company granted the Lender piggy-back registration rights on the shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock. The Company agreed to reserve a number of shares of Series D Convertible Preferred Stock, and common stock issuable upon conversion thereof, equal to three times the number of shares of Series D Convertible Preferred Stock (36,000 shares of Series D Convertible Preferred Stock in total), and common stock issuable upon conversion thereof (180,000 shares of common stock in total), which may be issuable upon conversion of the Note at all times.

The foregoing description of the Note and of all of the parties’ rights and obligations under the Note is qualified in their entirety by reference to the OID Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

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Streeterville Exchange Agreements

On April 28, 2026, the Company entered into two Exchange Agreements (the “Exchanges”) with Streeterville. The Company previously issued to Streeterville 2,000 shares of Series E Preferred Stock pursuant to that certain Note Purchase Agreement entered into as of August 22, 2025. Pursuant to the Exchanges, the Company and Streeterville agreed to exchange and convert 445.5 shares of Series E Preferred Stock for 405,000 shares of common stock, representing a dollar amount of $445,500. On April 29, 2026, the Company entered into an additional Exchange with Streeterville. Pursuant to the additional Exchange, the Company and Streeterville agreed to exchange and convert 120 shares of Series E Preferred Stock for 202,702 shares of common stock, representing a dollar amount of $120,000.

The form of Exchanges are identical for each exchange except for the conversion dollar amounts and number of shares converted thereunder.

The foregoing descriptions of the Exchanges are not a complete description of all of the parties’ rights and obligations under the Exchanges, and are qualified in its entirety by reference to the Form Exchange Agreement, a copy of which is filed hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On April 13, 2026, two holders of 66,448 shares of Series D Convertible Preferred Stock converted such shares into 332,240 shares of common stock.

On April 17, 2026, two holders of 69,750 shares of Series D Convertible Preferred Stock converted such shares into 348,750 shares of common stock.

On April 27, 2026, seven holders of 183,553 shares of Series D Convertible Preferred Stock converted such shares into 917,765 shares of common stock.

On April 28, 2026, Silverback Capital Corporation (“SCC”), pursuant to the Settlement Agreement and Stipulation dated as of October 28, 2025, as amended, requested the issuance of 200,000 shares of Common Stock to SCC, representing a payment of approximately $75,000.

On April 28, 2026, the Company issued Streeterville 405,000 shares of common stock pursuant to the exchanges set forth in Item 1.01 above at a per share price of $1.10.

On April 29, 2026, the Company issued Streeterville 202,702 shares of common stock pursuant to the exchange set forth in Item 1.01 above at a per share price of $0.592.

The Company currently has 5,655,420 shares of common stock issued and outstanding.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01. Regulation FD Disclosure.

On April 27, 2026, the Company issued a press release titled “American Rebel Holdings (NASDAQ: AREB) Announces Nasdaq Trading Resumption and Provides Shareholder Update.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

On April 28, 2026, the Company issued a press release titled “American Rebel Holdings, Inc. (NASDAQ:AREB) Announces American Rebel Light Beer Sales Results - Rebel Light Outsells Every Beer at the 2026 NHRA Gatornationals by 40%, Underscoring Strong Alignment with NHRA Fans.” A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report.

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The information contained in this Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Streeterville Series E Preferred Exchange Agreement
10.2	OID Note dated April 10, 2026
99.1	Trading Resumption and Shareholder Update Press Release dated April 27, 2026
99.2	Beer Sales at 2026 NHRA Gatornationals Press Release dated April 28, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: April 29, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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